Exhibit 99.2

Boingo Wireless Appoints Roy H. Chestnutt to its Board of Directors

Leading Wireless Company Welcomes Telecom Industry Veteran

Who Brings 30 Years of Carrier Experience

LOS ANGELES, Aug. 1, 2019—Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS), small cells and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, announced the appointment of Roy H. Chestnutt to its Board of Directors and to the Steering Committee. The appointment, effective immediately, expands the company’s Board leadership to further drive long-term value creation for shareholders.

“Roy brings a wealth of experience leading strategy, business development and operations for global telecommunications giants,” said Mike Finley, Chief Executive Officer of Boingo. “His proven track record and insight into the global wireless industry will contribute greatly to Boingo’s strategic direction.”

Mr. Chestnutt most recently was Executive Vice President, Chief Strategy Officer for Verizon Communications, Inc. where he was responsible for the development and implementation of Verizon’s overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures.

Mr. Chestnutt held leadership roles with Motorola Networks, Grande Communications, Sprint-Nextel and AirTouch. He previously served as director for the GSMA and chair of the Chief Strategy Officers Group which included 25 global strategists from the world’s leading wireless carriers.  Currently, Mr. Chestnutt serves as a senior advisor at Blackstone and VMware Inc., a board member for Telstra Corporation, Saudi Telecom Company and Digital Turbine, Inc. and a non-executive partner at Delta Partners. He holds a Master of Business Administration from the University of San Francisco and a Bachelor of Science in Business Administration from San Jose State University.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019 and Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 10, 2019 which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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CONTACTS

Melody Walker

Director, Marketing Communications

mwalker@boingo.com

(424) 256-7036

Kimberly Orlando

Addo Investor Relations

investors@boingo.com

(310) 829-5400